UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017 (May 23, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on November 25, 2016 by Inventergy Global, Inc. (the “Company”), on November 21, 2016, the Company received notice from The NASDAQ Stock Market (“Nasdaq”) indicating that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 22, 2017, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed in the Current Report on Form 8-K filed on April 13, 2017 by the Company, on April 7, 2017, the Company received notice from Nasdaq that the Company no longer complied with the minimum $2,500,000 stockholders’ equity requirement (the “Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(b)(1). The Company subsequently submitted a notice of appeal to Nasdaq appealing its determination that the Company no longer complied with the Stockholders’ Equity Requirement, which appeal is scheduled to be heard before a hearings panel (the “Panel”) on June 1, 2017.

On May 23, 2017, the Company received notice from Nasdaq that the Company had not regained compliance with the Minimum Bid Price Requirement, which serves as an additional basis for delisting the Company’s common stock from the Nasdaq Capital Market. Nasdaq further advised the Company that the Panel will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Capital Market.

The Company believes that it has regained compliance with the Stockholders’ Equity Requirement as a result of the completion of the transactions contemplated in the restructuring agreement by and between the Company and its lender, DBD Credit Funding LLC on April 27, 2017, and therefore, may be eligible for an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement. Marcum LLP, the Company’s independent registered public accounting firm (“Marcum”), is currently reviewing the impact of the restructuring agreement on the Company’s stockholders’ equity. If Marcum does not complete its review by June 1, 2017, the Company intends to request additional time from the Panel to allow Marcum to complete its review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer